Exhibit 99.1

Amazon Web Services Funds Myseum.AI’s Privacy-First AI Media Album Creation Agent for the Picture Party Social Media Platform

Caylent Named Development Partner to Lead AWS-Native Build

NEW BRUNSWICK, N.J., July 22, 2026 (GLOBE NEWSWIRE) – Myseum.AI, Inc. (Nasdaq: MYSE) (“Myseum.AI” or the “Company”), a privacy-first agentic AI and social media technology company, today announced that Amazon Web Services (“AWS”) has committed to fund a portion of the development of the Company’s privacy-first AI album creation and media management tool for its Picture Party social media platform.

The AWS-backed initiative, in collaboration with Caylent, an AWS Premier Partner, supports Myseum.AI's expanded development of proprietary, privacy-first, localized agentic AI that assists in managing personal media such as photos, videos, and messages, while maintaining user privacy. The technology adapts to individual patterns and preferences to better assist the user while maintaining data integrity and encryption to ensure that user information is never shared with any other social platforms. The personalized AI assistant learns from the user’s individual actions and never shares that information with traditional AI models.

"Having AWS commit to funding a portion of the development of our privacy-first AI technology is a tremendous validation of our vision for Picture Party," said Darin Myman, CEO of Myseum.AI. "Working with Caylent, an AWS Premier Partner, gives us the engineering depth that will help expedite the development of our privacy-first agentic AI tools that provide our users an enhanced experience without sacrificing personal privacy."

About Caylent

Caylent is a cloud services company helping organizations modernize applications, migrate workloads, and build cloud-native platforms. Caylent works with enterprises and high-growth companies to design and implement secure, scalable, and high-performance AWS solutions, enabling faster innovation and operational efficiency. Caylent's achievements include being named AWS Migration Consulting Partner of the Year, GenAI Industry Solution Partner of the Year, and Industry Partner of the Year - Financial Services in 2024, Application Modernization Partner of the Year in 2023, AWS Innovation Partner of the Year in 2022, and AWS Rising Star Partner of the Year in 2021. Caylent's services include migrations, modernization, custom software development and generative AI.

About Amazon Web Services

Amazon Web Services is the world’s most comprehensive and broadly adopted cloud, enabling customers to build almost anything they can imagine. AWS offers the greatest choice of innovative cloud and AI capabilities and expertise, on the most extensive global infrastructure, with industry-leading security, reliability, and performance.

About Myseum.AI, Inc.

Myseum.AI (formerly DatChat, Inc.) is a privacy-focused AI and social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience to make sharing easier, more fun, and more private. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum is currently available on the iOS App Store and Google Play, with a desktop version expected later this year. For more information, visit myseum.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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